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                                 EXHIBIT 21.01
           SUBSIDIARIES OF CONSOLIDATION CAPITAL CORPORATION ("CCC")

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NAME OF COMPANY                                 INCORPORATED IN   DIRECT PARENT
---------------------------------------------   ---------------   -------------
Service Management USA, Inc. ("SMUSA")               Virginia          CCC
Diversified Management Services, U.S.A., Inc.        Virginia         SMUSA
Alliance Supply Co., LLC                             Virginia         SMUSA
Interstate Building Services, LLC                   Virginia         SMUSA
Consolidated Electrical Group, Inc. ("CEG")          Delaware          CCC
Garfield Electric Company                              Ohio            CCC
Indecon, Inc.                                          Ohio            CCC
Riviera Electric Construction Co.                    Colorado          CCC
SKC Electric, Inc.                                    Kansas           CCC
SKCE, Inc.                                            Kansas      SKC Electric, Inc.
Town & Country Electric Inc.                         Wisconsin         CCC
Tri-City Electrical Contractors, Inc.                 Florida          CCC
Wilson Electric Company, Inc.                          Arizona          CCC
Walker Engineering, Inc.                              Texas            CCC
CCC3 Acquisition Corp.                               Delaware          CCC
CCC4 Acquisition Corp.                               Delaware          CCC
CCC5 Acquisition Corp.                               Delaware          CCC
CCC6 Acquisition Corp.                               Delaware          CCC
CCC7 Acquisition Corp.                               Delaware          CCC

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